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                                                                    Exhibit 24.1


                        Venable, Baetjer and Howard, LLP
                                Two Hopkins Plaza
                                   Suite 1800
                         Baltimore, Maryland 21201-2978
                        (410)244-7400, Fax (410)244-7742


                                November 18, 1999

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC  20549

                  Re:      eChapman.com, Inc.
                           Registration Statement on Form S-4
                           (Commission File No.:  333-
                           (Registrant CIK No.: 0001096114)

Ladies and Gentlemen:

         On behalf of our client, eChapman.com, Inc. ("eChapman"), a Maryland corporation, and pursuant to Section 6 of the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations promulgated thereunder and
Item 101 of Regulation S-T, attached for filing with the Securities and Exchange Commission (the "Commission") is eChapman's Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of 5,709,204 shares of eChapman common stock as consideration in the merger of Chapman Holdings, Inc. ("CHI"), a Maryland corporation into CHI Merger Subsidiary, Inc. ("Merger Subsidiary"), a Maryland corporation and wholly-owned subsidiary of eChapman (the "Merger") pursuant to the Plan of Merger set forth in an Agreement and Plan of Merger, dated November 15, 1999 (collectively, the "Merger Agreement") by and between eChapman, CHI and Merger Subsidiary.

         The prospectus of eChapman included in the Registration Statement also constitutes the Notice of Special Meeting and the Proxy Statement for CHI in connection with CHI's Special Meeting at which the Merger will be considered and voted upon by CHI stockholders.

         The Registration Statement contains disclosure that is common to:



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                  (i) eChapman's Registration Statement on Form S-4
(Registration No. 333- ), in connection with the issuance of 7,485,640 shares of eChapman common stock as consideration in the merger of Chapman Capital Management Holdings Inc. into CCMHI Merger Subsidiary, Inc. (the "CCMHI Merger") a separate wholly-owned subsidiary of eChapman, which was filed with the Commission at approximately the same time as the Registration Statement; and

                  (ii) eChapman's Registration Statement on Form SB-2 (Registration No. 333-90987) as filed with the Commission on November 15, 1999 in connection with the issuance of 3,533,333 shares in the initial public offering of eChapman common stock (the "eChapman IPO").

The Merger and the CCMHI Merger are similar in structure and the closing of the Merger, the CCMHI Merger and the eChapman IPO are conditioned on each another. Accordingly we request that the reviews of these registration statements be coordinated such that they can be concurrently declared effective.

         Pursuant Section 6(b) of the Securities Act the filing fee for the Registration Statement has been calculated in accordance with Rule 457 thereunder in the amount of $4,314. This amount has been wired to the Commission prior to the date of this letter pursuant to Rule 111 and Part 202, Rule 3a.

         Questions relating to these materials should be directed to the undersigned at (410) 244-7424 or Elizabeth R. Hughes, Esq. at (410) 244-7608.



                                              Very truly yours,



                                              Michael W. Conron

Enclosures

cc:      Attached Distribution List

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                                Distribution List

Nathan A. Chapman
President
eChapman.com, Inc.

World Trade Center - Baltimore
401 E. Pratt Street,  28th Floor
Baltimore, Maryland  21202

Demetris Brown
Chief Financial Officer
eChapman.com, Inc.

World Trade Center - Baltimore
401 E. Pratt Street,  28th Floor
Baltimore, Maryland  21202

Elizabeth R. Hughes, Esq.
Venable, Baetjer and Howard, LLP
2 Hopkins Plaza,  Suite 1800
Baltimore, Maryland  21201

Graylin E. Smith
Arthur Andersen, LLP
The Power Plant
601 E. Pratt Street
Baltimore, Maryland  21202

Steven L. Shea
Ferris, Baker Watts, Inc.
100 Light Street
Baltimore, Maryland  21202

Frank S. Jones, Jr., Esq.
Whiteford, Taylor & Preston, LLP
Seven St. Paul Street,  Suite 1400
Baltimore, Maryland  21202

Greg Benning
Tucker Anthony Cleary Gull
One Beacon Street
Boston, Massachusetts  02108



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James R. Deveney, II, Esq.
Blank, Rome, Comisky and McCauley, LLP
250 West Pratt Street,  Suite 1100

Baltimore, Maryland  21202

James J. Hanks, Jr., Esq.
Ballard, Spahr, Andrews & Ingersoll, LLP
300 E. Lombard Street,  Suite 1900
Baltimore, Maryland  21202-3268